Exhibit 99.1

SINA Reports Third Quarter 2003 Financial Results –
Company Reports Revenue Growth of 208% to $31.9 million

Shanghai, China— (PR Newswire)—October 27, 2003—SINA Corporation (Nasdaq:SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, today announced its financial results for the third quarter ended September 30, 2003:

•	Net revenues for the quarter grew by 208% year-over-year and by 23% quarter-over-quarter to a record $31.9 million

•	Advertising revenues for the quarter grew by 76% year-over-year and by 20% quarter-over-quarter to $11.4 million and accounted for 36% of total revenues

•	Non-advertising revenues for the quarter grew by 431% year-over-year and by 24% quarter-over-quarter to $20.5 million and accounted for 64% of total revenues

•	Operating income for the quarter grew by 71% quarter-over-quarter to $11.6 million and compared to an operation loss of $0.8 million for the same period in 2002

•	US GAAP net income for the quarter grew to $11.7 million, or $0.21 diluted net income per share, compared to a net loss of $0.6 million, or $0.01 diluted net loss per share for the same period in 2002

“We’re very pleased with our third quarter results,” said Yan Wang, CEO of SINA. “SINA maintained strong growth momentum in all its major business lines. Our record financial performance in the third quarter further demonstrated our team’s ability to execute well under increasing competition.”

Business Results

For the quarter ended September 30, 2003, SINA reported record net revenues of $31.9 million, an increase of 23% over the previous quarter and an increase of 208% over the same period in 2002.

Advertising revenues totaled $11.4 million for the quarter, representing a 20% increase over $9.5 million reported in the previous quarter and a 76% increase over $6.5 million reported in the same period in 2002. The increase in advertising revenues was primarily driven by an increase in the number of advertisers.

Non-advertising revenues totaled $20.5 million for the quarter, a 24% increase over $16.5 million reported in the previous quarter and a 431% increase over $3.9 million reported in the same period in 2002. Non-advertising revenues accounted for 64% of the total net revenues for the quarter, compared to 63% for the previous quarter and 37% for the same period in 2002. The increase in non-advertising revenues was primarily driven by the growth in mobile content value added services.

The gross margin for the quarter was a record high of 70%, up from 69% reported in the previous quarter and 61% reported in the same period in 2002.

“In addition to achieving record revenues, we continued to focus on our products and branding,” said Hurst Lin, Chief Operating Officer of SINA. “On the mobile content value added service side, we have launched ring back tone service while continuing to bolster our offerings in MMS and WAP services. On the content side, we continued to invest significant resources in reporting on key news or entertainment events such as the Women Soccer World Cup and Miss World Contest. During China’s recent historic man-space flight, SINA provided in-depth and round-the-clock coverage that led to record daily page views of 150 million for our news channel, further cementing SINA’s position in the minds of the users as the leading online media in China.”

A recent survey conducted by the Chinese Academy of Social Science ranked SINA as the number one website of choice for Chinese Internet users by a margin 59% over the second ranked website in China.

Operating expenses for the quarter totaled $10.8 million, a decrease of 3% from $11.1 million reported in the previous quarter and an increase of 53% over $7.1 million reported in the same period in 2002. The higher operating expenses for the previous quarter were largely due to one-time charges relating to the write-off of $0.9 million intangible assets and a $0.6 million severance benefit.

Operating income for the quarter totaled $11.6 million, an increase of 71% from $6.8 million reported in the previous quarter. For the same period in 2002, the Company incurred a loss of $0.8 million from operations.

Net income for the quarter totaled $11.7 million, representing an improvement of 64% from a net income of $7.1 million for the previous quarter. For the same period in 2002, the Company recorded a net loss of $0.6 million. Diluted net income per share was $0.21 for the quarter, compared to diluted net income per share of $0.14 for the previous quarter and diluted net loss per share of $0.01 for the same period in 2002. The Company has included 3.9 million of common stock equivalents for our outstanding convertible bonds in the shares used in calculating the diluted net income per share for the quarter ended September 30, 2003, as the bonds met the criteria for contingent conversion during the quarter.

Excluding the amortization of intangible assets, non-cash charges for stock based compensation, and one-time charges relating to intangible assets write-offs and severance benefit, on a pro forma basis, net income for the quarter totaled $12.3 million, compared to a net income of $9.2 million for the previous quarter and a net loss of $0.1 million for the same period in 2002. Diluted net income per share, on a pro forma basis, was $0.21 for the quarter, compared to diluted net income per share of $0.18 for the previous quarter and diluted net loss per share of $0.002 for the same period in 2002.

As of September 30, 2003, the Company recorded an accumulated unrealized loss of $4.7 million from its investment in Sun Media Group, a Hong Kong listed company. The Company is closely monitoring the developments of Sun Media Group and if the Company determines that the decline in value of the Sun Media Group investment is other than temporary in the future periods, the Company will have to record such loss as realized in the statements of operations. However, such loss, if realized in the statements of operations, will not have any impact on the Company’s cash flow in future periods.

As of September 30, 2003, SINA’s cash, cash equivalents and investments in marketable securities totaled $208.2 million, an increase of $111.3 million from three months ago. Cash flow from operating activities for the quarter was $13.7 million, compared to $9.0 million for the previous quarter. Capital equipment expenditure for the quarter was about $1.3 million. The Company received $97.3 million net proceeds from its convertible bond offering and approximately $2.5 million in cash from the exercises of employee stock options during the quarter.

“We finished this quarter with record high numbers of advertisers and paid users. With much improved financial metrics, we have built up a strong and diverse foundation for our long-term growth.” said Charles Chao, Chief Financial Officer of SINA.

Business Outlook
The Company estimates that its total revenues for Q4 2003 to be between $35.2 million and $36.2 million, with advertising revenues between $12.2 million and $12.7 million and non-advertising revenues between $23.0 million and $23.5 million. Excluding the effect of any potential realized loss from the investment in Sun Media Group, US GAAP diluted net income per share is expected to be $0.24 to $0.25 for Q4 2003. The company expects that its effective income tax rate will be approximately 5% for Q4 2003.

NON-GAAP Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SINA uses non-GAAP measures of gross profit, operating income, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that are not expected to result in future cash payments, gains and losses that are non-recurring in nature or may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results. Consistent with our historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

Conference Call
SINA will host a conference call at 8:30 p.m. Eastern Time today to present an overview of the Company’s financial performance and business operations for the third quarter. The dial-in number for the call is 617/847-8708. The pass code is 40888952. A live Webcast of the call will be available from 8:30 p.m. – 9:30 p.m. ET on Monday, October 27, 2003 (9:30 a.m. – 10:30 a.m. Hong Kong Time on October 28, 2003). The call can be accessed through the Company’s corporate web site at

http://corp.sina.com. The call will be archived for 12 months on SINA’s corporate website at http://corp.sina.com. A replay of the conference call will be available for forty-eight hours after the conclusion of the conference call. The dial-in number is 617/801-6888. The pass code for the replay is 13891558.

About SINA
SINA Corporation (FKA: SINA.com) (Nasdaq:SINA) is a leading online media company and value-added information service (“VAS”) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA operates three major business lines including SINA.com (online media and entertainment service), SINA Online (consumer fee-based online and wireless VAS) and SINA.net (small and medium-sized enterprises VAS), providing an array of services including online portals, premium email, wireless short messaging, virtual ISP, search, classified information, online games, e-commerce, e-learning and enterprise e-solutions.

Safe Harbor Statement

This announcement contains forward-looking statements concerning SINA’s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release regarding the Company’s foundation for long-term growth), as well as SINA’s strategic and operational plans. SINA may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange commission on forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on its mobile content value added services and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide wireless short messaging service, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the period ended December 31, 2002 and its recent reports on Form 10-Q as well as in its other filings with the Securities and Exchange Commission.

Contact:
Chen Fu
Investor Relations
SINA Corporation
Phone: 8621-62895678 x 6089
E-mail: fuchen@staff.sina.com

Denise Roche
The Ruth Group
Phone: (646) 536-7008
Email: droche@theruthgroup.com

SINA CORPORATION
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended			Nine months ended

	September 30,		June 30,	September 30,

	2003	2002	2003	2003	2002

Net revenues
Advertising	$11,441	$6,491	$9,495	$28,234	$17,325
Non-Advertising	20,473	3,855	16,492	47,781	8,699

	31,914	10,346	25,987	76,015	26,024

Cost of revenues
Advertising	3,767	2,977	3,239	9,832	8,420
Non-Advertising	5,790	1,076	4,855	13,912	2,540
Stock-based compensation	5	28	12	31	88

	9,562	4,081	8,106	23,775	11,048

Gross profit	22,352	6,265	17,881	52,240	14,976

Operating expenses
Sales and marketing	5,613	3,076	5,086	15,153	9,038
Product development	1,733	1,437	1,407	4,561	4,598
General and administrative	2,923	2,091	3,091	8,130	6,507
Stock-based compensation	88	461	198	516	1,454
Amortization of intangibles	415	—	414	1,334	1,687
Write-off of intangibles	—	—	903	903	-

	10,772	7,065	11,099	30,597	23,284

Income (loss) from operations	11,580	(800)	6,782	21,643	(8,308)
Other income, net	675	552	655	1,731	2,337
Loss on equity investment	(175)	(311)	(316)	(797)	(453)

Income (loss) before income taxes	12,080	(559)	7,121	22,577	(6,424)
Provision for income taxes	(423)	—	—	(423)	-

Net income (loss)	$11,657	$(559)	$7,121	$22,154	$(6,424)

Shares used in computing basic net income (loss) per share	48,279	45,671	47,661	47,571	45,579
Basic net income (loss) per share	0.24	(0.01)	0.15	0.47	(0.14)
Shares used in computing diluted net income (loss) per share	57,622	45,671	51,971	53,675	45,579
Diluted net income (loss) per share *	$0.21	$(0.01)	$0.14	$0.42	$(0.14)

* Diluted net income (loss) per share calculation
Net income (loss)	$11,657	$(559)	$7,121	$22,154	$(6,424)
Amortization of convertible bond issuance cost	170	—	—	170	-
Net income (loss) used for diluted net income (loss) per share calculation	$11,827	$(559)	$7,121	$22,324	$(6,424)

SINA CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended			Nine months ended

	September 30,		June 30,	September 30,

	2003	2002	2003	2003	2002

Net revenues
Advertising	$11,441	$6,491	$9,495	$28,234	$17,325
Non-Advertising	20,473	3,855	16,492	47,781	8,699

	31,914	10,346	25,987	76,015	26,024

Cost of revenues
Advertising	3,767	2,977	3,239	9,832	8,420
Non-Advertising	5,790	1,076	4,855	13,912	2,540

	9,557	4,053	8,094	23,744	10,960

Gross profit	22,357	6,293	17,893	52,271	15,064

Operating expenses
Sales and marketing	5,613	3,076	5,086	15,153	9,038
Product development	1,733	1,437	1,407	4,561	4,598
General and administrative	2,923	2,091	2,516	7,555	6,507

	10,269	6,604	9,009	27,269	20,143

Income (loss) from operations	12,088	(311)	8,884	25,002	(5,079)
Other income, net	845	552	655	1,901	2,337
Loss on equity investment	(175)	(311)	(316)	(797)	(453)

Pro forma net income (loss) before income taxes	12,758	(70)	9,223	26,106	(3,195)
Provision for income taxes	(423)	—	—	(423)	-

Pro forma net income (loss)	12,335	(70)	9,223	25,683	(3,195)

Shares used in computing pro forma basic net income (loss) per share	48,279	45,671	47,661	47,571	45,579
Pro forma basic net income (loss) per share	0.26	(0.00)	0.19	0.54	(0.07)
Shares used in computing pro forma diluted net income (loss) per share	57,622	45,671	51,971	53,675	45,579
Pro forma diluted net income (loss) per share	$0.21	$(0.00)	$0.18	$0.48	$(0.07)

Reconciliation from GAAP results to pro forma results:
GAAP net income (loss)	$11,657	$(559)	$7,121	$22,154	$(6,424)
Stock based compensation
Cost of revenues	5	28	12	31	88
Operating expenses	88	461	198	516	1,454
Amortization of intangibles	415	—	414	1,334	1,687
Amortization of convertible bond issuance cost	170			170
Write-off of intangibles	—	—	903	903	-
Severance benefit	—		575	575

Pro forma net income (loss)	$12,335	$(70)	$9,223	$25,683	$(3,195)

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands U.S. dollar)

	September 30	December 31
	2003	2002

Assets
Cash, cash equivalents and investments in marketable securities	$208,228	$96,736
Accounts receivable, net	16,610	5,847
Property and equipment, net	8,412	7,599
Long-term investment	10,327	16,637
Goodwill/intangible assets, net	19,075	993
Other assets	7,475	2,667

Total assets	$270,127	$130,479

Liabilities and Shareholders’ Equity
Liabilities	$25,856	$13,092
Convertible Debt	100,000	-
Shareholders’ equity	144,271	117,387

Total liabilities and shareholders’ equity	$270,127	$130,479

SINA CORPORATION
UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three months ended			Nine months ended

	September 30,		June 30,	September 30,

	2003	2002	2003	2003	2002

Net revenues
Advertising	$11,441	$6,491	$9,495	$28,234	$17,325
Mobile related	18,144	2,574	14,177	41,518	5,606
Others	2,329	1,281	2,315	6,263	3,093

	$31,914	$10,346	$25,987	$76,015	$26,024

Cost of revenues
Advertising	$3,767	$2,977	$3,239	$9,832	$8,420
Mobile related	4,872	811	3,950	11,429	1,820
Others	918	265	905	2,483	720

	$9,557	$4,053	$8,094	$23,744	$10,960